Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Statements

On January 22, 2018, EQC Operating Trust (the "Operating Trust"), a Maryland real estate investment trust through which Equity Commonwealth (the "Company") conducts its business, and a wholly-owned subsidiary of the Operating Trust, entered into a real estate purchase and sale agreement with Chicago Kingsbury, LLC (the "Purchaser") to sell to the Purchaser the buildings and land known as 600 West Chicago Avenue ("600 West Chicago Avenue") for a gross sales price of $510 million (the "Transaction"). The Transaction closed on February 21, 2018. Proceeds after credits for capital, contractual lease costs, and rent abatement were approximately $488 million.

The accompanying Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2017 presents Equity Commonwealth's historical amounts, adjusted for the effects of the Transaction, as if 600 West Chicago Avenue had been disposed of on December 31, 2017. The accompanying Pro Forma Condensed Consolidated Balance Sheet is unaudited and is not necessarily indicative of what Equity Commonwealth's actual financial position would have been had the Transaction actually occurred on December 31, 2017, nor does it purport to represent Equity Commonwealth's future financial position.

The accompanying Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2017 presents Equity Commonwealth's historical amounts, adjusted for the effects of the Transaction, as if 600 West Chicago Avenue had been disposed of on January 1, 2017. The accompanying Pro Forma Condensed Consolidated Statement of Operations is unaudited and is not necessarily indicative of what Equity Commonwealth's actual results of operations would have been had the Transaction actually occurred on January 1, 2017, nor does it purport to represent Equity Commonwealth's future results of operations.

These Unaudited Condensed Pro Forma Consolidated Financial Statements should be read in conjunction with the Company's historical consolidated financial statements and notes thereto as of and for the year ended December 31, 2017, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on February 15, 2018.

Equity Commonwealth
Pro Forma Condensed Consolidated Balance Sheet
December 31, 2017
(Unaudited and in thousands)

	Historical (1)	Transaction (2)		Pro Forma
ASSETS
Real estate properties:
Land	$191,775	$(34,980)		$156,795
Buildings and improvements	1,555,836	(366,081)		1,189,755
	1,747,611	(401,061)		1,346,550
Accumulated depreciation	(450,718)	57,949		(392,769)
	1,296,893	(343,112)		953,781
Properties held for sale	97,688	—		97,688
Acquired real estate leases, net	23,847	(12,960)		10,887
Cash and cash equivalents	2,351,693	488,014	(2a)	2,834,607
		(5,100)	(2b)
Marketable securities	276,928	—		276,928
Restricted cash	8,897	—		8,897
Rents receivable, net	93,436	(23,484)		69,952
Other assets, net	87,563	(12,454)		75,109
Total assets	$4,236,945	$90,904		$4,327,849

LIABILITIES AND EQUITY
Senior unsecured debt, net	$815,984	$—		$815,984
Mortgage notes payable, net	32,594	—		32,594
Liabilities related to properties held for sale	1,840	—		1,840
Accounts payable and accrued expenses	69,220	(15,667)		53,553
Assumed real estate lease obligations, net	1,001	(389)		612
Rent collected in advance	11,076	(1,019)		10,057
Security deposits	4,735	(331)		4,404
Total liabilities	936,450	(17,406)		919,044

Shareholders' equity:
Series D preferred shares	119,263	—		119,263
Common shares	1,242	—		1,242
Additional paid in capital	4,380,313	(37)	(2c)	4,380,276
Cumulative net income	2,596,259	108,310	(2d)	2,704,569
Cumulative other comprehensive loss	(95)	—		(95)
Cumulative common distributions	(3,111,868)	—		(3,111,868)
Cumulative preferred distributions	(685,748)	—		(685,748)
Total shareholders’ equity	3,299,366	108,273		3,407,639
Noncontrolling interest	1,129	37	(2c)	1,166
Total equity	3,300,495	108,310		3,408,805
Total liabilities and equity	$4,236,945	$90,904		$4,327,849
See accompanying notes.

Equity Commonwealth
Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2017
(Unaudited and in thousands, except per share amounts)

	Historical (3)	Transaction (4)		Pro Forma
Revenues:
Rental income	$270,320	$(42,427)		$227,893
Tenant reimbursements and other income	70,251	(11,339)		58,912
Total revenues	340,571	(53,766)		286,805
Expenses:
Operating expenses	141,425	(27,847)		113,578
Depreciation and amortization	90,708	(16,599)		74,109
General and administrative	47,760	—		47,760
Loss on asset impairment	19,714	—		19,714
Total expenses	299,607	(44,446)		255,161
Operating income	40,964	(9,320)		31,644
Interest and other income	26,380	—		26,380
Interest expense	(52,183)	—		(52,183)
Loss on early extinguishment of debt	(493)	—		(493)
Gain on sale of properties, net	15,498	—		15,498
Income before income taxes	30,166	(9,320)		20,846
Income tax expense	(500)	—		(500)
Net income	29,666	(9,320)		20,346
Net income attributable to noncontrolling interest	(10)	3	(4a)	(7)
Net income attributable to Equity Commonwealth	29,656	(9,317)		20,339
Preferred distributions	(7,988)	—		(7,988)
Net income attributable to Equity Commonwealth common shareholders	$21,668	$(9,317)		$12,351

Weighted average common shares outstanding — basic	124,125			124,125
Weighted average common shares outstanding — diluted	125,129			125,129
Earnings per common share attributable to Equity Commonwealth common shareholders:
Basic	$0.17			$0.10
Diluted	$0.17			$0.10
See accompanying notes.

Equity Commonwealth
Notes to Pro Forma Condensed Consolidated Balance Sheet
December 31, 2017
(Unaudited)

(1) Historical Balances - Reflects the consolidated balance sheet of the Company as contained in its historical consolidated financial statements included in its Annual Report on Form 10-K as of and for the year ended December 31, 2017 previously filed with the SEC on February 15, 2018.

(2) Transaction - Represents the de-recognition of carrying amounts at December 31, 2017 for the assets and the related accumulated depreciation and working capital assets and liabilities related to 600 West Chicago Avenue.

a.	Represents the net cash proceeds from the sale including settlement of net working capital.

b.
Reflects the estimated transaction costs the Company will incur at or near closing in order to complete the disposition. The estimated transaction costs approximate 1% of the sales price. These costs are not included in the pro forma condensed consolidated statement of operations for the year ended December 31, 2017 because they represent non-recurring charges that result directly from the transaction and will be included in the consolidated financial results of the Company within twelve months of the transaction.

c.	Reflects the reallocation of total equity and Noncontrolling interest based on the Noncontrolling interest ownership of EQC Operating Trust.

d.
Reflects the estimated gain on sale of 600 West Chicago Avenue, which is reduced by the estimated transaction costs discussed above. The estimated gain is not included in the pro forma condensed consolidated statement of operations for the year ended December 31, 2017 as it represents a non-recurring item that results directly from the transaction and will be included in the consolidated financial results of the Company within twelve months of the transaction.

Equity Commonwealth
Notes to Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2017
(Unaudited)

(3) Historical Balances - Reflects the consolidated statement of operations of the Company as contained in its historical consolidated financial statements included in its Annual Report on Form 10-K as of and for the year ended December 31, 2017 previously filed with the SEC on February 15, 2018.

(4) Transaction - Represents the historical combined revenues and expenses of 600 West Chicago Avenue for the year ended December 31, 2017 as if the disposition had occurred on January 1, 2017.

a.
Reflects the allocation of results between the controlling interests and the noncontrolling interests based on the noncontrolling interests weighted average ownership of 0.03% of EQC Operating Trust for the year ended December 31, 2017.